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                           FIRST AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                         (SINGLE FAMILY MORTGAGE LOANS)


                                     BETWEEN

                          FIRST MORTGAGE NETWORK, INC.,
                              a Florida corporation


                                       AND

                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                   ------------------------------------------

                            Dated as of June 8, 1998

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

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   DEFINITIONS .........................................................     1

     1.1       Defined Terms .............................................     1

     1.2       Other Definitional Provisions .............................    13

2.   THE CREDIT ..........................................................    13

     2.1      The Commitment .............................................    13

     2.2      Procedures for Obtaining Advances ..........................    15

     2.3      Note .......................................................    17

     2.4      Interest ...................................................    17

     2.5      Principal Payments .........................................    19

     2.6      Expiration of Commitment ...................................    23

     2.7      Method of Making Payments ..................................    23

     2.8      Non-Usage Fees .............................................    23

     2.9      Warehousing Fees ...........................................    23

     2.10     Miscellaneous Charges ......................................    24

     2.11     Interest Limitation ........................................    24

     2.12     Increased Costs; Capital Requirements ......................    24

3.   COLLATERAL...........................................................    25

     3.1     Grant of Security Interest ..................................    25

     3.2     Release of Security Interest in Collateral ..................    27

     3.3     Delivery of Additional Collateral or Mandatory ..............    29
     Prepayment

     3.4     Release of Collateral .......................................    29

     3.5     Collection and Servicing Rights .............................    30

     3.6     Return of Collateral at End of Commitment ...................    30

4. CONDITIONS PRECEDENT ..................................................    30

   4.1     Initial Advance ...............................................    31

   4.2     Each Advance ..................................................    33

5. REPRESENTATIONS AND WARRANTIES ........................................    34

   5.1     Organization; Good Standing; Subsidiaries .....................    34

   5.2     Authorization and Enforceability ..............................    35

   5.3     Approvals .....................................................    35

   5.4     Financial Condition ...........................................    35

   5.5     Litigation ....................................................    36

   5.6     Compliance with Laws ..........................................    36

   5.7     Regulations G and U ...........................................    36

   5.8     Investment Company Act ........................................    36

   5.9     Payment of Taxes ..............................................    36

   5.10    Agreements ....................................................    37

   5.11    Title to Properties ...........................................    37

   5.12    ERISA .........................................................    38

   5.13    Eligibility ...................................................    38

   5.14    Place of Business .............................................    38

   5.15    Special Representations Concerning Collateral .................    38

   5.16    Servicing .....................................................    41

6. AFFIRMATIVE COVENANTS .................................................    41

   6.1     Payment of Note ...............................................    41

   6.2     Financial Statements and Other Reports ........................    41

   6.3     Maintenance of Existence; Conduct of Business .................    43

   6.4     Compliance with Applicable Laws ...............................    43

   6.5     Inspection of Properties and Books ............................    44

   6.6    Notice .........................................................    44

   6.7    Payment of Debt, Taxes, etc ....................................    44

   6.8    Insurance ......................................................    45

   6.9    Closing Instructions ...........................................    45

   6.10   Subordination of Certain Indebtedness ..........................    45

   6.11   Other Loan Obligations .........................................    46

   6.12   Use of Proceeds of Advances ....................................    46

   6.13   Special Affirmative Covenants Concerning Collateral.............    46


   6.14   Transfer of FHA Insurance on Title I Mortgage Loan..............    47

7. NEGATIVE COVENANTS                                                         47

   7.1    Contingent Liabilities .........................................    48

   7.2    Sale or Pledge of Servicing Contracts .........................     48

   7.3    Merger; Sale of Assets; Acquisitions ..........................     48

   7.4    Deferral of Subordinated Debt .................................     48

   7.5    Loss of Eligibility ...........................................     48

   7.6    Debt to Tangible Net Worth Ratio ..............................     48

   7.7    Minimum Tangible Net Worth ....................................     49

   7.8    Acquisition of Recourse Servicing Contracts ...................     49

   7.9    Dividends .....................................................     49

   7.10   Transactions with Affiliates ..................................     49

   7.11   Acquisition of Recourse Servicing Contracts ...................     49

   7.12   Gestation Facilities ..........................................     49

   7.13   Special Negative Covenants Concerning Collateral ..............     49

    8.       DEFAULTS; REMEDIES .........................................     50

             8.1     Events of Default ..................................     50

             8.2     Remedies ...........................................     53

             8.3     Application of Proceeds ............................     57

             8.4     Lender Appointed Attorney-in-Fact ..................     57

             8.5     Right of Set-Off ...................................     58

    9.      NOTICES .....................................................     58

   10.     REIMBURSEMENT OF EXPENSES; INDEMNITY .........................     58

   11.     FINANCIAL INFORMATION ........................................     58

   12.     MISCELLANEOUS ..'.............................................     60

   12.1    Terms Binding Upon Successors; Survival of
             Representations                                                  60

             12.2    Assignment ........................................      60

             12.3    Amendments ........................................      60

             12.4    Governing Law .....................................      60

             12.5    Participations ....................................      60

             12.6    Relationship of the Parties .......................      61

             12.7    Severability ......................................      61

             12.8    Operational Reviews ...............................      61

             12.9    Consent to Credit References ......................      61

             12.10   Consent to Jurisdiction ...........................      62

             12.11   Counterparts ......................................      62

             12.12   Entire Agreement ..................................      62

             12.13   Waiver of Jury Trial ..............................      62

                                    EXHIBIT
                                    -------

Exhibit A                           Promissory Note

Exhibit B                           [INTENTIONALLY OMITTED]

Exhibit C-SF                        Request for Advance Against Single
                                    Family Mortgage Loans

Exhibit D-SF                        Procedures and Documentation for
                                    warehousing Single Family Mortgage
                                    Loans

                                    Schedule of Servicing Contracts
Exhibit E
                                    Subordination of Debt Agreement
Exhibit F
                                    Subsidiaries
Exhibit G
                                    Legal Opinion
Exhibit H
                                    Officer's Certificate
Exhibit I-SF
                                    Schedule of Existing Warehouse Lines
Exhibit J

Exhibit K-1                         Funding Bank Agreement (Wire)
Exhibit K-2                         Funding Bank Agreement (Checks

Exhibit L                           Commitment Summary Report

Exhibit M                           Bailee Pledge Agreement

         THIS FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of June 8, 1998 between FIRST MORTGAGE NETWORK, INC., a Florida corporation, (the "Company"), having its principal office at 8751 Broward Blvd., 5th Floor, Plantation, Florida 33324 and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

         WHEREAS, the Company and the Lender have entered into a Warehousing Credit and Security Agreement (Single Family Mortgage Loans) dated as of April 8, 1994, as amended by the First Amendment to Warehousing Credit and Security Agreement dated as of November 1, 1994, the Second Amendment to Warehousing Credit and Security Agreement dated as of October 26, 1995, the Third Amendment to Warehousing Credit and Security Agreement dated as of October 18, 1996, the Fourth Amendment to Warehousing Credit and Security Agreement dated as of February 17, 1997, the Fifth Amendment to Warehousing Credit and Security Agreement dated as of June 9, 1997, the Sixth Amendment to Warehousing Credit and Security Agreement dated as of June 24, 1997, the Seventh Amendment to Warehousing Credit and Security Agreement dated as of July 30, 1997, the Eighth Amendment to Warehousing Credit and Security Agreement dated as of August 18, 1997, the Ninth Amendment to Warehousing Credit and Security Agreement dated as of August 20, 1997, and the Tenth Amendment to Warehousing Credit and Security Agreement dated as of September 18, 1997 (as so amended, the "Existing Agreement,);

        WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide warehouse financing to the Company;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1.      DEFINITIONS.

                1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

         "Adjustable Rate Mortgage Loan" means a Single Family Mortgage Loan that bears interest at a fluctuating rate and that is eligible for purchase by an Investor.

         "Advance" means a disbursement by the Lender under the Commitment pursuant to Article 2 of this Agreement, including, without limitation, Ordinary Warehousing Advances, Wet Settlement Advances, Home Equity Advances, Nonconforming Advance, High LTV Mortgage Advances, Second Mortgage Advances, Title One Advances, HUD 203K Advances, Uncommitted Advances and readvances of funds previously advanced to the Company and repaid to the Lender.

         "Advance Request" has the meaning set forth in Section 2.2(a) hereof.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Aged Mortgage Loan" means a Pledged Mortgage against which an Advance has been outstanding for a period exceeding sixty (60) days.

         "Aged Rate" means, with respect to an Advance against a Pledged Mortgage Loan, a floating rate of interest equal to one half of one percent (0.50%) per annum plus the otherwise applicable interest rate for the type of Advance.

         "Agreement" means this Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

         "Approved Custodian" means a pool custodian or other Person which is deemed acceptable to the Lender from time to time in its sole discretion to hold a Mortgage Loan for inclusion in a Mortgage Pool or to hold a Mortgage Loan as agent for an Investor who has issued a Purchase Commitment for such Mortgage Loan.

         "Bailee Pledge Agreement" has the meaning set forth in Section 2.2(b) hereof.

         "Base Rate" shall mean the highest prime rate quoted by The First National Bank of Chicago and most recently published by Bridge Information Services on its MoneyCenter system. if the prime rate is not so quoted or published for any period, then during such period the term "Base Rate" shall mean the highest quoted prime rate most recently published in The Wall Street Journal in its regular column entitled "Money Rates."

         "Business Day" means any day excluding Saturday or Sunday and excluding any day on which national banking associations are closed for business.

         "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

         "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Company and under the control of the Lender for the clearing of checks written by the Company to fund Advances.

         "Closing Date" means June 8, 1998.

         "Collateral" has the meaning set forth in Section 3.1 hereof.

         "Collateral Documents" has the meaning set forth in Section 2.2(a) hereof.

         "Collateral Value" means (a) with respect to any Mortgage Loan as of the date of determination, the lesser of (i) the amount of any Advance made against such Mortgage Loan under Section 2.1(c) hereof; or (ii) the Fair Market Value of such Mortgage Loan; (b) in the event Pledged mortgages have been exchanged for Pledged Securities, the Fair Market Value of such Pledged Securities; or (c) with respect to cash, the amount of such cash.

         "Commitment" has the meaning set forth in Section 2.1(a) hereof.

         "Commitment Amount" means Forty-five Million Dollars ($45,000,000).

         "Committed Purchase Price" means for a Mortgage Loan the product of the Mortgage Note Amount multiplied by (a) the price (expressed as a percentage) as set forth in a Purchase Commitment for such Mortgage Loan or (b) in the event such Mortgage Loan is to be used to back a Mortgage-backed Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for such Mortgage-backed Security.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Conforming Mortgage Loan" means a First Mortgage Loan which is either
(a) an FHA insured (other than a HUD 203(K) Mortgage Loan or Title I Mortgage
Loan) or VA guaranteed Mortgage Loan or (b) a Conventional Mortgage Loan which is underwritten substantially in accordance with FNMA or FHLMC underwriting standards and the principal amount of which is less than or equal to the maximum amount eligible for purchase by FNMA or FHLMC.

         "Conventional Mortgage Loan" means a closed-end First Mortgage Loan other than an FHA insured Mortgage Loan, a VA guaranteed Mortgage Loan or a High LTV Mortgage.

         "Credit Score" means the process by which the mortgagor's overall consumer credit is represented by a single numeric credit score as provided by an acceptable credit repository.

         "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, Subordinated Debt not due within one year of such date, and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

         "Default" means the occurrence of any event or existence of any condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

         "Depository Benefit" shall mean the compensation received by the Lender, directly or indirectly, as a result of the Company's maintenance of Eligible Balances with a Designated Bank.

         "Designated Bank" means any bank(s) designated from time to time by the Lender to be a Designated Bank with whom the Lender has an agreement under which the Lender can receive a Depository Benefit.

         "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank, including Federal Deposit Insurance Corporation insurance premiums, service charges and such other charges as may be imposed by governmental authorities from time to time.

         "Eligible Balances" means all funds of or maintained by the Company and its Subsidiaries in accounts at a Designated Bank, less balances to support if lost, reserve requirements, and such other reductions as may be imposed by governmental authorities from time to time.

         "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification (on the basis of which a Pledged Security is to be issued), (b) there exists a Purchase Commitment covering such Pledged Security, and (c) such Pledged Security will be delivered to the Lender.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

         "Event of Default" means any of the conditions or events set forth in
Section 8.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Fair Market Value" means at any time for a Mortgage Loan or the related Mortgage-backed Security (if such Mortgage Loan is to be used to back a Mortgage-backed Security), (a) if such Mortgage Loan or the related Mortgage-backed Security is covered by a Purchase Commitment, the Committed Purchase Price, or (b) otherwise, the market price for such Mortgage Loan or Mortgage-backed Security, determined by the Lender based on market data for similar Mortgage Loans or Mortgagebacked Securities and such other criteria as the Lender deems appropriate.

         "FHA" means the Federal Housing Administration and any successor thereto.

         "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

         "FICA" means the Federal Insurance Contributions Act.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "First Mortgage" means a Mortgage which constitutes a first Lien on the property covered thereby.

         "First Mortgage Loan" means a Mortgage Loan secured by a First
Mortgage.

         [REDACTED]

         "FNMA" means the Federal National Mortgage Association and any successor thereto.

         "Funding Bank" means The First National Bank of Chicago or any other bank designated from time to time by the Lender.

         "Funding Bank Agreement" means the letter agreements substantially in the forms of Exhibits K-1 and K-2 hereto.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Gestation Agreement" means an agreement under which the Company agrees to sell or finance (a) a Pledged Mortgage prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date the Mortgage-backed Security is issued.

         "GNMA" means the Government National Mortgage Association and any successor thereto.

         "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

         "High LTV Advance" means an Advance made against a High LTV Mortgage Loan.

         "High LTV Mortgage Loan" means a Mortgage Loan made to a mortgagor, with a Credit Score of 630 or better, of which the sum of the maximum amount available to be borrowed thereunder (whether or not borrowed) at the time of origination plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related improved real property exceeds one hundred percent (100%) and is less than or equal to one hundred twenty-five percent (125%) of the appraised value of such related improved real property.

         [REDACTED]

         "Home Equity Advance" means an Advance made against a Home Equity Loan.

         "Home Equity Loan" means an open-ended revolving line of credit that is a Mortgage Loan secured by either a First Mortgage or a Second Mortgage, which is not a High LTV Mortgage Loan or a Title I Mortgage Loan.

         "Home Improvement Rate" means a floating rate of interest equal to one-quarter of one percent (.25%) per annum over the Base Rate. The Home Improvement Rate shall be adjusted on and as of the effective date of each change in the Base Rate. The Lender's determination of the Home Improvement Rate as of any date of determination shall be conclusive and binding, absent manifest error.

         "HUD" means the Department of Housing and Urban Development and any successor thereto.

         "HUD 203(K) Advance" means an Advance made against a HUD 203(K) Mortgage Loan.

         "HUD 203(K) Escrow Amount" means, with respect to any HUD 203(K) Mortgage Loan, the portion of such HUD 203(K) Mortgage Loan that was disbursed into an escrow account to finance the rehabilitation or repair of the related single family property.

         "HUD 203(K) Mortgage Loan" means an FHA insured Mortgage Loan secured by a First Mortgage, of which the HUD 203 (K) Escrow Amount will be used for the purpose of rehabilitating and/or repairing the related single family property, and which satisfies the definition of "rehabilitation loan" under 24 C.F.R.
Section 203.50(a).

         "Indemnified Liabilities" has the meaning set forth in Article 10 hereof.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

         "Investor" means FNMA, FHLMC or a financially responsible private institution which is deemed acceptable by the Lender from time to time in its sole discretion.

         "Jumbo Mortgage Loan" means a Conventional Mortgage Loan which is underwritten substantially in accordance with FNMA or FHLMC underwriting standards, but the principal amount of which is in excess of the maximum amount eligible for purchase by FNMA or FHLMC, and which meets all eligibility requirements for purchase by an Investor.

         "Lender" has the meaning set forth in the first paragraph of this Agreement.

         "LIBOR" means, for each calendar week, the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for one (1) month periods as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bridge Information Services on its MoneyCenter system. LIBOR shall be rounded, if necessary, to the next higher one sixteenth of one percent (1/16%). If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for one
(1) month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "Money Rates."

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan Documents" means this Agreement, the Note, any agreement of the Company relating to Subordinated Debt, and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

         "Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site and which has been built in compliance with the National Manufactured Housing Construction and Safety Standards established by HUD.

         "Margin Stock" has the meaning assigned to that term in Regulations G and U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Maturity Date" shall mean the earlier of: (a) the close of business on May 31, 1999 as such date may be extended from time to time in writing by the Lender, in its sole discretion, on which date the Commitment shall expire of its own term, and without the necessity of action by the Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.

         "Miscellaneous Characters" has the meaning set forth in Section 2.10 hereof.

         "Mortgage" means a mortgage or deed of trust on improved and substantially completed real property (including, without limitation, real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to such manufactured home under applicable real property law). A Mortgage may be a First Mortgage or a Second Mortgage.

         "Mortgage-backed Securities" means GNMA, FNMA or FHLMC securities that are backed by Mortgage Loans.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage. The term "Mortgage Loan" shall include First Mortgage Loans and Second Mortgage Loans unless the context otherwise requires.

         "Mortgage Note" means a promissory note secured by a Mortgage.

         "Mortgage Note Amount" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn thereunder).

         "Mortgage Pool" means a pool of one or more Pledged Mortgages on the basis of which there is to be issued a mortgage-backed Security.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

         "Nonconforming Advance" means an Advance made against a Nonconforming Mortgage Loan that is covered by a Purchase Commitment.

         "Nonconforming Mortgage Loan" means a Conventional Mortgage Loan which is not a Conforming Mortgage Loan or a Jumbo Mortgage Loan, which has a credit risk rating C or better (determined using underwriting standards which comply with industry standards in the sole judgment of the Lender), and which is underwritten and approved for purchase by an Investor prior to funding if its original principal amount exceeds Six Hundred Thousand Dollars ($600,000).

         "Nonconforming Rate" means a floating rate of interest equal to two and one-half percent (2.50%) per annum over LIBOR. The Committed Nonconforming
Rate shall be adjusted on and as of the effective date of each weekly change in LIBOR. The Lender's determination of the Committed Nonconforming' Rate as of any date of determination shall be conclusive and binding, absent manifest error.

         "Non-Usage Fee, has the meaning set forth in Section 2.8 hereof.

         "Note" has the meaning set forth in Section 2.3 hereof.

         "Notices" has the meaning set forth in Article 9 hereof.

         "Obligations" means any and all indebtedness, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

         "Officer's Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein and substantially in the form of Exhibit I-SF attached hereto.

         "Operating Account" means a demand deposit account maintained at the Funding Bank in the name of the Company and designated for funding that portion of each Mortgage Loan not funded by an Advance made against such Mortgage Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

         "Ordinary Warehousing Advance" means an Advance made against a Conforming Mortgage Loan or a Jumbo Mortgage Loan.

         "Participant" has the meaning set forth in Section 12.5 hereof.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Plans" has the meaning set forth in Section 5.12 hereof.

         "Pledged Mortgages" has the meaning set forth in Section 3.1(a) hereof.

         "Pledged Securities" has the meaning set forth in Section 3.1(b) hereof.

         "Purchase Commitment" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

         "Release Amount" has the meaning set forth in Section 3.2(g) hereof.

         "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

         "RFC Rate" means a floating rate of interest equal to one and one-quarter percent (1.25%) per annum over LIBOR. The RFC Rate shall be adjusted on and as of the effective date of each change in LIBOR. The Lender's determination of the RFC Rate as of any date of determination shall be conclusive and binding, absent manifest error.

         "RFC Mortgage Loan" means a Mortgage Loan covered by, a Purchase Commitment issued by RFC.

         "Second Mortgage" means a Mortgage which constitutes a second Lien on the property covered thereby.

         "Second Mortgage Advance" means an Advance made against a Second Mortgage Loan.

         "Second Mortgage Loan" means a closed-end Mortgage Loan secured by a Second mortgage, which is not a Title I Mortgage Loan or a High LTV Mortgage Loan.

         "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

         "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans whose Servicing Contracts are owned by such Person.

         "Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

         "Statement Debt" means the date of the most recent financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) delivered to the Lender under the terms of this Agreement.

         "Subordinated Debt" means all indebtedness of the Company, for borrowed money which is, by its terms (which terms shall have been approved by the Lender), effectively subordinated in right of payment to all other present and future Obligations and, solely for purposes of Section 7.4 hereof, all indebtedness of the Company which is required to be subordinated by Section 4.1(b) or Section 6.10 hereof.

         "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Tangible Net Worth" means with respect to any Person at any date, the excess of the total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.1(a)(5) hereof, plus loan loss reserves and that portion Of Subordinated Debt not due within one year of such date, provided that, for purposes of this Agreement, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the ,Audit Guide of or Audit of Approved Non-Supervised Mortgagees" and other assets deemed unacceptable by the Lender in its sole discretion.

         "Title I Advance" means an Advance made against a Title I Mortgage
Loan.

         "Title I Mortgage Loan" means an FHA co-insured Mortgage Loan secured by a mortgage which is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program as set forth in and which is reported for insurance under the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended and the regulations promulgated thereunder.

         "Trust Receipt" means a trust receipt in a form approved by and pursuant to which the Lender may deliver any document relating to the Collateral to the Company for correction or completion.

         "Uncommitted Advance" means an Advance made against a Nonconforming Mortgage Loan that is not covered by a Purchase Commitment.

         [REDACTED]

         "Unused Portion" has the meaning set forth in Section 2.8 hereof.

         "Used Portion" has the meaning set forth in Section 2.8 hereof.

         "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

         "Warehousing Fee" has the meaning set forth in Section 2.9 hereof.

         "Wet Settlement Advance" means an Advance pursuant to Section 2.2(b) of this Agreement, in respect of the closing or settlement of a Mortgage Loan, based upon delivery to the Lender of the Bailee Pledge Agreement, pending subsequent delivery of the Collateral Documents as provided in such Section.

         "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Company to fund Advances.

          1.2  Other Definitional Provisions.

               1.2(a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

               1.2(b) Defined terms may be used in the singular or the plural, as the context requires.

               1.2(c) All references to time of day shall mean the then applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.      THE CREDIT.

          2.1  The Commitment.

               2.1(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date, to, but not including, the Maturity Date, to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of all such

Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount, is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. Effective as of the date of this Agreement, all outstanding loans made pursuant to the Existing Agreement shall for all purposes be deemed to be Advances made under this Agreement. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

        2. 1 (b) Advances shall be used by the Company solely for the purpose of funding the acquisition or origination of Mortgage Loans and shall be made at the request of the Company, in the manner hereinafter provided in Section 2.2 hereof, against the pledge of such Mortgage Loans as Collateral therefor. The following limitations on the use of Advances shall be applicable:

               (1) No Advance shall be made against a Mortgage Loan other than a Single Family Mortgage Loan.

               (2) No Advance other than an Uncommitted Advance shall be made against a Mortgage Loan which is not covered by a Purchase Commitment.

               (3) No Wet Settlement Advance shall be made against a Title I Mortgage Loan.

               (4) No Advance shall be made against any Mortgage Loan which was closed more than ninety (90) days prior to the date of the requested Advance.

               (5) The aggregate amount of Wet Settlement Advances outstanding at any one time shall not exceed thirty-five percent (35%) of the Commitment Amount.

               (6) The aggregate amount of Title I Advances and HUD 203 (K) Advances outstanding at any one time shall not exceed five percent (5%) of the Commitment Amount.

               (7) No Advance shall be made against a Home Equity Loan or a Second Mortgage Loan made to a mortgagor (or mortgagors) that does not satisfy the underwriting criteria of FNMA and FHLMC for Conforming Mortgage Loans.

               (8) The aggregate amount of High LTV Advances outstanding at any one time shall not exceed one percent (1%) of the Commitment Amount.

               (9) The aggregate amount of Nonconforming Advances and Uncommitted Advances outstanding at any one time shall not exceed twenty percent (20%) of the Commitment Amount.

               (10) The aggregate amount of Uncommitted Advances outstanding at any one time shall not exceed Five Million Dollars ($5,000,000).

         2. 1 (c) No Advance shall exceed the following amount applicable to the type of Collateral at the time it is pledged:

               (1) For a Conforming Mortgage Loan, a Jumbo Mortgage Loan or an RFC Mortgage Loan pledged hereunder, ninety-nine percent (99$) of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

               (2) For a Nonconforming Mortgage Loan pledged hereunder that is covered by a Purchase Commitment, other than an RFC Mortgage Loan, ninety-seven percent (97%) of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

               (3) For a Nonconforming Mortgage Loan pledged hereunder that is not covered by a Purchase Commitment, ninety-seven percent (97%) of the Mortgage Note Amount.

               (4) For a Second Mortgage Loan, a Home Equity Loan, a Title One Mortgage Loan, a HUD 203 (K) Mortgage Loan, or a High LTV Mortgage Loan pledged hereunder, other than an RFC Mortgage Loan, ninetyfive percent (95%) of the lesser of (i) the Mortgage Note Amount, or (ii) the Committed Purchase Price.

2.2      Procedures for Obtaining Advances.

         2.2(a) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.2 and in Exhibit D-SF with respect to Advances, attached hereto and made a part hereof including the delivery of all documents listed in Exhibit D-SF, as applicable (the "Collateral Documents") to the Lender. Requests for Advances shall be initiated by the Company by delivering to the Lender, no later than one (1) Business Day prior to any Business Day that the Company desires to borrow hereunder, a completed and signed request for an Advance (an "Advance Request") on the then current form approved by the Lender. The current form in use by the Lender is Exhibit C-SF for Advances, attached hereto and made a part hereof. The Lender shall have the right, on not less than three (3) Business Days' prior Notice to the Company, to modify any of said Exhibits to conform to current legal requirements or Lender practices, and, as so modified, said Exhibits shall be deemed a part hereof.

         2.2(b) In the case of a Wet Settlement Advance, the Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender the documents set forth in Exhibit D-SF hereto together with a completed and executed Bailee Pledge Agreement in the form of Exhibit M hereto. In the case of a Mortgage Loan financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents required to be delivered to the Lender pursuant to Exhibit D-SF within five (5) Business Days after the date of the Wet Settlement Advance relating thereto.

         2.2 (c) Before funding, the Lender shall have a reasonable time (one
(1) Business Day under ordinary circumstances) to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

         2.2 (d) The Company shall hold in trust for the Lender, and the Company shall deliver to the Lender promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Company of such recorded Collateral Documents, and the Pledged Mortgage is not being held by an Investor for purchase or hAs not been redeemed from pledge, the following: (1) the originals of the Collateral Documents for which copies are required to be delivered to the Lender pursuant to Exhibit D-SF, (2) the original lender's ALTA Policy of Title Insurance or an equivalent thereto, and (3) any other documents relating to a Pledged Mortgage which the Lender may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the VA Guaranty of any Pledged Mortgage which is either FHA insured or VA guaranteed, the appraisal, Private Mortgage Insurance Certificate, if applicable, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an Investor.

         2.2 (e) To make an Advance, the Lender shall cause the Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

         2.2 (f) If, pursuant to the authorization given by the Company in the Funding Bank Agreement, for the purpose of financing a Mortgage Loan against which the Lender has made an Advance in accordance with a Request for Advance
(i) the Lender debits the Company's Operating Account at the Funding Bank to the extent necessary to cover a wire to be initiated by the Lender, or (ii) the Lender directs the Funding Bank to honor a check drawn by the Company on its Check Disbursement Account at the Funding Bank, and such debit or direction results in an overdraft, the Lender may make an additional Advance to fund such overdraft.

         2.3 Note. The Company's Obligations shall be evidenced by the promissory note (the "Note") of the Company dated as of the date hereof substantially in the form of Exhibit -A attached hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

        2.4 Interest.

        2.4(a) Except as otherwise provided in Section 2.4(b) or Section 2.4(f) hereof, (i) the unpaid amount of each Ordinary Warehousing Advance, each Home Equity Advance and each Second Mortgage Advance, other than an Advance against an RFC Mortgage Loan, shall bear interest, from the date of such Advance, until paid in full, at the Floating Rate, (ii) the unpaid amount of each High LTV Advance, other than an Advance against an RFC Mortgage Loan, shall bear interest, from the date of such High LTV Advance until paid in full, at the High LTV Rate,
(iii) the unpaid amount of each Uncommitted Advance shall bear interest, from the date of such Advance until paid in full, at the Uncommitted Rate, (iv) the unpaid amount of each Nonconforming Advance, other than Advance against an RFC Mortgage Loan, shall bear interest, from the date of such Advance until paid in full, at the Nonconforming Rate, (v) the unpaid amount of each Advance made against a Title I Mortgage Loan or a HUD 203 (K) Mortgage Loan shall bear interest, from the date of such Advance until paid in full, at the Home Improvement Rate and (vii) the unpaid amount of each Advance made against an RFC Mortgage Loan shall bear interest, from the date of such Advance until paid in full, at the RFC Rate.

         2.4 (b) Except as otherwise provided in Section 2.4(f), the unpaid amount of each Advance against an Aged Mortgage Loan shall, in the sole discretion of the Lender, bear interest from the date such Pledged Mortgage becomes an Aged Mortgage Loan until paid in full at the Aged Rate.

         2.4 (c) The Company is entitled to receive a benefit in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and the Company is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance shall be used first and any Earnings Credit shall be used second as a credit against accrued Designated Bank Charges, any other Miscellaneous Charges and fees, including, but not limited to Commitment Fees, Non-Usage Fees and Warehousing Fees, and may be used, at the Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received shall be accumulated for use and must be used within six (6) months of the month in which the benefit was received. Any Earnings Credit not used during the month in which the benefit was received shall be used to provide a cash benefit to the Company.' The Lender's determination of the Earnings Credit and the Earnings Allowance for any month shall be determined by the Lender in its sole discretion and shall be conclusive and binding absent manifest error. In no event shall the benefit received by the Company exceed the Depository Benefit.

         Either party hereto may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for such party to continue to offer or receive the benefits provided for in this Section.

         2.4 (d) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date.

         2.4(e) If, for any reason, no interest is due on an Advance, the Company agrees to pay to the Lender an administrative fee equal to one day of interest on such Advance at the rate applicable to such Advances under the applicable section hereof, as in effect on the date of such Advance. Administrative and other fees shall be due and payable in the same manner as interest is due and payable hereunder.

         2.4 (f) Upon Notice to the Company, after the occurrence and during the continuation of an Event of Default, the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to four percent (4%) in excess of the rate of interest otherwise applicable to such Advance pursuant to any other subsection of this Section 2.4 or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

2.5      Principal Payments.

         2.5(a) The outstanding principal amount of all Advances shall be payable in full on the Maturity Date.

         2.5 (b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty.

         2.5(c) All payments of outstanding Advances from the proceeds of the sale or other disposition of Pledged Mortgages and Pledged Securities shall be paid directly by the Investor to the Cash Collateral Account to be applied against the obligations.

         2.5(d) The Company shall pay the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

               (1) one (1) Business Day elapses from the date an Advance was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

               (2) Ten (10) Business Days elapse from the date a Collateral Document was delivered to the Company for correction or completion under a Trust Receipt, without being returned to the Lender.

               (3) On the date on which a Pledged Mortgage is determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Company had knowledge of such misrepresentation or incorrect information, or the Pledged Mortgage is defaulted and remains in default for a period of sixty (60) days or more.

               (4) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

               (5) Upon sale, maturity or other disposition of the Pledged Mortgage.

               (6) If the Pledged mortgage is included in a Mortgage Pool, then, if the Mortgage Pool is an Eligible Mortgage Pool, upon sale of the Mortgage-backed Security, or if the Mortgage Pool is not an Eligible Mortgage Pool, within two (2) Business Days after delivery of the Pledged Mortgages to the pool custodian.

               (7) On the date on which the Company knows, or has reason to know, or receives notice from the

          Lender, that one or more of the representations and warranties set forth in Section 5.15 were inaccurate or incomplete in any material respect on any date when made or deemed made.

         2.5(e) Upon Notice to the Company by the Lender, the Company shall pay to the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage upon the earliest occurrence of any of the following events:

               (1) For a Pledged Mortgage with respect to which a longer or shorter period is not prescribed elsewhere in Sections 2.5(d) or 2.5(e), one hundred eighty (180) days elapse from the date of the initial Advance made by the Lender against such Pledged Mortgage, whether or not such Pledged Mortgage is included in an Eligible Mortgage Pool.

               (2) For a Title I Mortgage Loan or a Nonconforming Mortgage Loan that is not covered by a Purchase Commitment, ninety (90) days elapse from the date of the initial Advance made by the Lender against such Pledged Mortgage, whether or not such Pledged Mortgage is included in an Eligible Mortgage Pool.

               (3) For a high LTV Mortgage Loan, sixty (60) days elapse from the date of the initial Advance made by the Lender against such Pledged Mortgage, whether or not such Pledged Mortgage is included in an Eligible Mortgage Pool.

               (4) For any Pledged Mortgage secured by a Second Mortgage, one hundred twenty (120) days elapse from the date of the initial Advance made by the Lender against such Pledged Mortgage or payment of any Lien prior to such Pledged Mortgage is delinquent, and remains delinquent for a period of sixty (60) days or more.

               (5) Forty-five (45) days elapse from the date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in an Eligible Mortgage Pool, without the purchase being made or the Eligible Mortgage Pool being initially certified, or upon rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

               (6) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made without receipt by the Lender of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

               (6) With respect to any Pledged Mortgage, any of the items described in Section 2.2 (d), upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

          2.5 (f) The outstanding amount of any Advance made pursuant to
Section 2.2 (f) shall be payable in full within one (1) Business Day after the date of such Advance.

         2.5 (g) In addition to the payments required pursuant to Sections 2.5(d) and 2.5(e), if the principal amount of any Pledged Mortgage is prepaid in whole or in part while an Advance is outstanding against such Pledged Mortgage, the Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for the amount of such prepayment, to be applied to such Advance.

         2.5 (h) The Company shall give Notice to the Lender (telephonically, to be followed by written notice) of the Pledged Mortgages or Pledged Securities for which proceeds have been received. Upon receipt of such Notice the Advances against such Pledged Mortgages or Pledged Securities shall be repaid and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Lender is entitled to rely upon the Company's affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Company. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Lender is authorized to cause the Funding Bank to charge the Company's Operating Account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Lender shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Company.

              2.6 Expiration of Commitment. The Commitment shall expire on the Maturity Date.

              2.7 Method of Making Payments.

                  2.7(a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender not later than the close of business on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Lender from time to time.

              2.7(b) After the occurrence and during the continuance of an Event of Default, and without the necessity of prior demand or notice from the Lender, the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for any obligations due and owing the Lender.

         2.8 Non-Usage Fees. At the end of each calendar quarter during the term hereof, the Lender shall determine the average usage of the Commitment by calculating the arithmetic daily average of the Advances outstanding during such calendar quarter. The Lender shall then subtract such quarterly average usage (the "Used Portion") from the Commitment Amount (and the result thereof shall be known as the "Unused Portion"). If the Unused Portion is more than forty percent (40%) of the Commitment Amount, the Company shall pay in arrears, within thirty (30) days after the end of each calendar quarter, a Non-Usage Fee (the "Non-Usage Feel,) equal to one-quarter percent (.25%) per annum on the total amount of the Unused Portion of the Commitment during such calendar quarter. If the Maturity Date of the Commitment is other than the last day of a quarter, the Company shall pay the prorated portion of the quarterly Non-Usage Fee due from the beginning of the then current quarter to and including the Maturity Date. For the purposes hereof, quarters shall be defined as beginning April 1, July 1, October 1 and January 1. In the absence of manifest error, the calculation by the Lender of the amount of any Non-Usage Fee shall be conclusive. If the Commitment terminates at the request of the Company or as a result of an Event of Default, the Non-Usage Fee shall be due and owing through the last day of the current quarter.

         2.9 Warehousing Fees. The Company agrees, at the time of each Advance, to pay to the Lender a Warehousing Fee in the amount of Fifteen Dollars ($15.00) for each Mortgage Loan pledged as Collateral for such Advance. Warehousing Fees are due when incurred, but shall not be delinquent if paid within fifteen (15) days after receipt of an invoice or an account analysis statement from the Lender.

         2.10 Miscellaneous Charges. The Company agrees to reimburse the Lender for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, Funding Bank's service charges and Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within fifteen (15) days after receipt of an invoice or an account analysis statement from the Lender.

         2.11 Interest Limitation. All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Note, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Note and not to the payment of interest thereunder. This provision shall control every other provision of all agreements between the Company and Lender and shall also be binding upon and available to any subsequent holder of the Note.

         2.12 Increased Costs; Capital Requirements. In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

               2.12(a) Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of the Lender by the jurisdiction in which the Lender's principal office is located);

               2.12 (b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by the Lender with respect to this Agreement or Advances made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company of the event by reason of which it has become so entitled and the Company shall pay such amount within fifteen (15) days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

3. COLLATERAL.

               3.1 Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Company's Obligations, the Company hereby assigns and transfers to the Lender all right, title and interest in and to and grants a security interest to the Lender in the following described property (the "Collateral"):

               3.1(a) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing or securing such Mortgage Loans, which from time to time are delivered or caused to be delivered to the Lender (including delivery to a third party on behalf of the Lender), come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder, including without limitation all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the "Pledged Mortgages").

               3.1(b) All Mortgage-backed Securities which are from time to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Lender or its agent, bailee or custodian as assignee, or pledged to the Lender, or for such purpose are registered by book-entry in the name of the Lender (including delivery to or registration in the name of a third party on behalf of the Lender) hereunder or in respect of which from time to time an Advance has been made by the Lender hereunder (the "Pledged Securities").

               3. 1 (c) All private mortgage insurance and all commitments issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

               3. 1 (d) All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Company relating to the Collateral.

               3.1(e) All right, title and interest of the Company in and to any Hedging Arrangements entered into to protect the Company against changes in the value of Pledged Mortgages or Pledged Securities, including, without limitation, all rights to payment arising under such Hedging Arrangements.

               3. 1 (f) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender or its agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Lender.

               3. 1 (g) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

          3.2  Release of Security Interest in Collateral.

               3.2(a) Pledged Mortgages shall be released from the Lender's security interest only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages.

               3.2 (b) If Pledged Mortgages are to be transferred to a pool custodian or to FHLMC or FNMA for inclusion in a Mortgage Pool, the Lender's security interest in such Pledged Mortgages shall be released only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages. If the Lender's security interest in the Pledged Mortgages comprising the Mortgage Pool is not released prior to the issuance of the Mortgage-backed Security, then the Mortgage-backed Security, when issued, shall be a Pledged Security. The Lender's security interest shall continue in such Pledged

          Mortgages and the Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

               3.2 (c) If Pledged Mortgages are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, the Lender's security interest in the Pledged Mortgages comprising the Eligible Mortgage Pool shall be released upon the issuance of the Mortgage-backed Security, which shall be a Pledged Security. The Lender's security interest in such Pledged Security shall be released only against payment to the Lender of the Release Amount in connection with the Pledged Mortgages backing such Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

               3.2(d) The Lender shall have the exclusive right to the possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Lender shall have the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Lender. The Lender shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account of the Investor or the Investor's design only against payment therefor. The Company acknowledges that the Lender may enter into one or more standing arrangements with other financial institutions with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Lender, and the Company agrees upon request of the Lender to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

               3.2 (e) Prior to the occurrence of an Event of Default, the Company may redeem a Pledged Mortgage or Pledged Security from the Lender's security interest by notifying the Lender of its intention to redeem such Pledged Mortgage or Pledged Security from pledge and either (a) paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, the Release Amount in connection with such Pledged Mortgage or Pledged Security, or (b) delivering substitute Collateral which, in addition to being acceptable to the Lender in its sole discretion will, when included with the Collateral, result in a Collateral Value of all Collateral held by the Lender which is at least equal to the aggregate outstanding Advances.

               3.2(f) Following the occurrence of a Default or Event of Default, the Lender may, with no liability to the Company or any Person, continue to release its security interest in any Pledged Mortgage or Pledged Security against payment of the Release Amount in connection with such Pledged Mortgage or Pledged Security.

               3. 2 (g) The amount (the "Release Amount") to be paid by the Company to obtain the release of the Lender's security interest in a Pledged Mortgage shall be (i) prior to the occurrence of an Event of Default, the principal amount of the Advances made against such Pledged Mortgage, and (ii) from and after the occurrence and during the continuance of an Event of Default, the Committed Purchase Price of such Pledged Mortgage or, if there is no Purchase Commitment therefor, the amount paid to the Lender in a commercially reasonable disposition thereof.

          3.3 Delivery of Additional Collateral or Mandatory Pre-payment. At any time that the aggregate Collateral Value of the Pledged Mortgages and Pledged Securities then pledged hereunder is less than the aggregate amount of the Advances then outstanding hereunder, the Lender may request, and the Company shall within two (2) Business Days after Notice by the Lender (a) deliver to the Lender for pledge hereunder additional Mortgage Loans, and/or cash, with a Collateral Value sufficient to cover the difference between the Collateral Value of the Pledged Mortgages and Pledged Securities pledged and the aggregate amount of Advances outstanding hereunder, and/or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the Collateral Value of the Pledged Mortgages and Pledged Securities pledged hereunder.

          3.4  Release of Collateral.

               3.4(a) The Lender may deliver documents relating to the Collateral to the Company for correction or completion pursuant to a Trust Receipt.

               3.4(b) Prior to the occurrence of a Default or Event of Default, upon delivery by the Company to the

          Lender of shipping instructions pursuant to Exhibit D-SF, the Lender will transmit Pledged Mortgages or Pledged Securities and all related loan documents or pool documents to the applicable Investor, Approved Custodian or other party.

               3.4 (c) Upon receipt of Notice from the Company under Section 2.5(h) hereof, and repayment of the Release Amount with respect to a Pledged Mortgage identified by the Company, any Collateral Documents relating to the redeemed Pledged Mortgage or Mortgage Loan backing a Pledged Security which have not been delivered to an Investor or Approved Custodian shall be released by the Lender to the Company.

          3.5 Collection and Servicing Rights. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its design shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Lender or its design in its discretion may, in its own name, in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Lender so requests, hold in trust for the benefit of the Lender and forthwith pay to the Lender at its office designated by Notice hereunder, all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

               3.6 Return of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other obligations shall be outstanding and unpaid, the Lender shall deliver or release its security interest and shall deliver all Collateral in its possession to the Company at the Company's expense. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.      CONDITIONS PRECEDENT.

                4.1 Initial Advance. The obligation of the Lender to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof of the following conditions precedent:

                    4.1 (a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

                        (1) The Note and this Agreement duly executed by the
                Company.

                        (2) The Company's articles of' incorporation as
                certified by the Secretary of State of the Company's incorporation, bylaws certified by the corporate secretary of the Company, or a Certificate of the Company stating that there has been no change in either the articles of incorporation or bylaws since those delivered in connection with the Existing Agreement, and certificates of good standing dated no less recently than ninety (90) days prior to the date of this Agreement.

                        (3) A resolution of the board of directors of the
                Company, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement.

                        (4) A certificate of the Company's corporate secretary
                as to the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                        (S) Financial statements of the Company (and, if
                applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31 and related statements of income, changes in stockholders, equity and cash flows for the period ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender.

                   (6) Financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of March 31, 1998, related statements of income and changes in stockholders, equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with the Company's most recent audited financial statements.

                   (7) A favorable written opinion of counsel to the Company
               dated as of the date of this Agreement substantially in the form of Exhibit H attached hereto, addressed to the Lender.

                   (8) A Uniform Commercial Code, tax lien and judgment search of the appropriate public records for the Company, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder.

                   (9) Copies of the certificates, documents or other written instruments which evidence the Company's eligibility described in
               Section 5.13 hereof, all in form and substance satisfactory to the Lender.

                   (10) Copies of the Company's errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Lender, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof.

                   (11) Receipt by the Lender of any fees due on the date
               hereof, including, but not limited to, Commitment Fees and document production fees.

                   (12) Evidence that all accounts necessary into which Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

                   (13) Evidence that capital in the amount of at least Seven
               Million Five Hundred Thousand Dollars

               ($7,500,000) was contributed to the Company on __________, 1998.

               4.1(b) All directors, officers and shareholders of the Company, all Affiliates of the Company or of any Subsidiary of the Company, to whom or to any of whom the Company shall be indebted as of the date of this Agreement, shall have subordinated such indebtedness to the Obligations, by executing a Subordination of Debt Agreement, in the form of Exhibit F hereto; and the Lender shall have received an executed copy of any such Subordination of Debt Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect as of the date of the Advance.

               4. 1 (c) The Company shall have received cash proceeds from the sale of additional shares of its capital stock in an amount not less than Six Million Dollars ($6,000,000), shall have converted Subordinated Debt in an amount not less than Two Million Dollars ($2,000,000 to capital stock, and shall have provided satisfactory evidence thereof to the Lender.

          4.2 Each Advance. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

               4.2 (a) The Company shall have delivered to the Lender the Advance Request, Collateral Documents, and documents relating to Wet Settlement Advances, called for under, and shall have satisfied the procedures set forth in, Section 2.2 hereof and the applicable Exhibits hereto described in that Section, according to the type of the requested Advance. All items delivered to the Lender shall be satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

               4. 2 (b) The Lender shall have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording if all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code or other applicable law.

               4.2(c) The representations and warranties of the Company contained in Article S hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

               4. 2 (d) The Company shall have performed all agreements to be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

               4. 2 (e) The Company shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

               4.2(f) The Lender shall have received from counsel for the Company, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

          Delivery of an Advance Request by the Company shall be deemed a representation by the Company that all conditions set forth in this
          Section 4.2 shall have been satisfied as of the date of such Advance.

5.        REPRESENTATIONS AND WARRANTIES.

          The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

          5.1 Organization; Good Standing; Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on Exhibit G hereto. Exhibit G sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the Company.

         5.2 Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of, law, of any judgments binding upon the Company, or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors, rights.

         5.3 Approvals. The execution and delivery of this Agreement, the Note and all other Loan Documents and the performance of the Company's obligations hereunder and thereunder and the validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

         5.4 Financial Condition. The balance sheet of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) as of the Statement Date, and the related statements of income and changes in stockholders, equity for the fiscal period ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Company (and its Subsidiaries) as of the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

         5.5 Litigation. There are no actions, claims, suits or proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole, or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

         5.6 Compliance with Laws. Neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company as a whole or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

         5.7 Regulations G and U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

        5.8 Investment Company Act. The Company is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.9 Payment of Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company and its Subsidiaries which are required to be filed, all such returns are true and correct, and the Company and each of its Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.4 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company and its Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person.

         5.10 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company or of any of its Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of the Company, threatened.

         5.11 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

         5.12 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of -any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

         5.13 Eligibility. The Company is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

              5.13(a) Lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

              5.13 (b) HUD approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

         5.14 Place of Business. The principal place of business of the Company is 8751 Broward Blvd., 5th Floor, Plantation, Florida 33324.

         5.15 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

               5.15 (a) The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities and Purchase Commitments have been duly authorized and validly issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

               5.15 (b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

               5.15 (c) Any Mortgage Loan and any related document included in the Pledged Mortgages (1) has been duly executed and delivered by the parties thereto at a closing held not more than ninety (90) days prior to the date of the Advance Request for such Mortgage Loan, (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations,
          (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company. Each Mortgage Loan other than a Home Equity Loan has been fully advanced in the face amount thereof, each and each First Mortgage is a first Lien on the premises described therein and each Second Mortgage is secured by a second Lien on the premises described therein, and has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

               5.15(d) No default has occurred and is continuing for more than sixty (60) days under any Mortgage Loan included in the Pledged Mortgages without the Advance against such Pledged Mortgage having been repaid in accordance with Section 2.5(d) (3) hereof, provided, however, that with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any default has occurred, the Company will promptly notify the Lender.

               5.15 (e) The Company has complied and will continue to comply with all laws, rules and regulations in respect of the FHA insurance or VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect.

               5.15 (f) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

               5.15 (g) Pledged Mortgages secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

               5.15(h) Each Pledged Mortgage, against which an Advance is made on the basis of a Purchase Commitment, meets all requirements of such Purchase Commitment. The Company shall assure that Pledged Mortgages which are intended to be used in the formation of Mortgage-backed Securities shall comply or, prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department or agency issuing or guaranteeing such Mortgage-backed Security. The Company shall assure that Uncommitted Mortgage Loans pledged hereunder meet all requirements of one or more Investors with which the Company has agreements or other arrangements to sell similar Mortgage Loans.

               5.15(i) For Pledged Mortgages which will be used to back GNMA Mortgage-backed Securities, the Company has received from GNMA a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of GNMA sufficient to permit the issuance of GNMA Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to back such GNMA Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been as5igned by the Company to one of such Pool Numbers and a portion of the available GNMA Commitment has been allocated thereto by the Company, in an amount at least equal to such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

               5.15 (j) Each Pledged Mortgage secured by real property to which a Manufactured Home is affixed will create a valid Lien on such Manufactured Home that will have priority over any other Lien on such Manufactured Home, whether or not arising under applicable real property law.

          5.16 Servicing. Attached hereto as Exhibit E, is a true and complete list of the Company's Servicing Portfolio. All of the Company's Servicing Contracts are in full force and effect and, except as otherwise indicated, are unencumbered by Liens. No default or event which, with notice or lapse of time or both, would become a default, exists under any such Servicing Contract.

6.        AFFIRMATIVE COVENANTS.

          The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

          6.1 Payment of Note. Punctually pay or cause to be paid all obligations payable hereunder and under the Note in accordance with the terms hereof and thereof.

          6.2 Financial Statements and Other Reports. Deliver to the Lender:

                    6. 2 (a) As soon as available and in any event within thirty
               (30) days after the end of each calendar month of the Company, statements of income and changes in stockholders, equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

                    6.2 (b) As soon as available and in any event within ninety
               (90) days after the close of each fiscal year of the Company, statements of income, changes in stockholders' equity and cash flow of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the end of, and for, such year.

                    6.2(c) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate substantially in the form of Exhibit I-SF hereto: (1) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of Sections 7.6, 7.7, 7.9 and 7.10 hereof as of the end of such month or year (or, if the Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company has taken, is taking or proposes to take with respect thereto); (2) certifying that the Company was, as of the end of the period, in compliance and in good standing with applicable HUD, GNMA, or Investor net worth requirements; and (3) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

                    6.2 (d) As soon as available and in any event within thirty
               (30) days after the end of each calendar month, a consolidated report (the "Servicing Portfolio Report") as of the end of the calendar month detailing, as to all Mortgage Loans the servicing rights to which are owned by the Company (specified by investor type, recourse and non-recourse) regardless of whether such Mortgage Loans are Pledged Mortgages and which report shall indicate Mortgage Loans which (A) are current and in good standing, (B) are more than 30, 60 or 90 days past due, respectively, (C) are, for Mortgage Loans serviced with recourse, more than three hundred sixty (360) days past due, (D) are the subject of pending bankruptcy or foreclosure proceedings, or (E) have been converted (through foreclosure or other proceedings in lieu thereof) by the Company into real estate owned by the Company.

                    6.2 (e) As soon as available and in any event within thirty
               (30) days after the end of each calendar month, a commitment summary and pipeline report substantially in the form of Exhibit L (the "Commitment Summary Report") dated as of the end of such month.

                    6.2 (f) Reports in respect of the Pledged Mortgages and
               Pledged Securities, in such detail and at such times as the Lender in its discretion may reasonably request at any time or from time to time.

                    6. 2 (g) Copies of all regular or periodic financial and
               other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto, copies of any audits completed by GNMA, FNMA or FHLMC and copies of the Mortgage Bankers' Financial Reporting Forms (FHLMC Form 1055/FNMA Form 1002) which the Company is required to have filed, as the Lender may reasonably request.

                    6. 2 (h) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

               6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under
          Section 5.13 hereof; conduct its business in an orderly and sufficient manner; maintain a net worth of acceptable assets as required for maintaining the Company's eligibility as lender, seller/servicer and issuer described under Section 5.13 hereof; and make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

               6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

               6.5 Inspection of Properties and Books. Permit authorized representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with its officers and employees and to examine its books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any Participant or any authorized representatives of the Lender or any Participant may address to them in reference to the financial condition or affairs of the Company and its Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender or any Participant and the Company accountants held in accordance with this authorization.

               6.6 Notice. Give prompt Notice to the Lender of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of Twenty-Five Thousand Dollars ($25,000), or any such proceedings threatened against the Company or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Company, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.13 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company and its Subsidiaries or which with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company (:)
          any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries, its properties, or assets may be subject.

               6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations and indebtedness of the Company, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

               6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under
          Section 5.13 hereof, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after Notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Lender without charge upon request of the Lender.

               6.9 Closing Instructions. Indemnify and hold the Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company relating to any Mortgage Loan.

               6.10 Subordination of Certain Indebtedness. Cause any indebtedness of the Company, incurred after the date of this Agreement, to any shareholder, director or officer of the Company, or to any Affiliate of the Company or of any Subsidiary of the Company, to be subordinated to all Obligations by the execution of a Subordination of Debt Agreement in the form of Exhibit F hereto and deliver to the Lender an executed copy of said Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect.

               6.11 Other Loan Obligations. Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit J hereto is a true and complete list of all such lines of credit or agreements as of the date hereof and the Company hereby agrees to give the Lender at least thirty (30) days Notice before entering into any additional lines of credit or agreements.

               6.12 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose set forth in Section 2.1(b) for Advances of that type.

               6.13 Special Affirmative Covenants Concerning Collateral.

                    6.13 (a) Warrant and defend the right, title and interest
               of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

                    6.13 (b) Service or cause to be serviced all Mortgage Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                    6.13 (c) Execute and deliver to the Lender such Uniform
               Commercial Code financing statements with respect to the Collateral as the Lender may request. The Company shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

                    6.13(d) Notify the Lender within two (2) Business Days of
               any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

                    6.13(e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than three (3) Business Days prior to the mandatory delivery date thereof.

                    6.13(f) Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Company and approved by the Lender, and, upon request, make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

               6.14 Transfer of FHA Insurance on Title I Mortgage Loans. At any time while a Title I Advance is outstanding against a Title I Mortgage Loan pledged hereunder, the Lender may, by Notice to the Customer, direct the Customer to submit to the FHA a "transfer of note" report with respect to the Pledged Mortgage, reporting the transfer of the Pledged Mortgage to the Lender or a Person designated by the Lender in such Notice (either, a "Transferee"), provided, that, the transfer of the Pledged Mortgage by the Customer to the Transferee satisfies the applicable FHA regulations. Upon the giving of such Notice, the Customer promptly (and in any event within ten (10) days) shall submit such "transfer of note" report to the FHA with respect to the Pledged Mortgage and shall cause the FHA, as promptly as possible, to transfer the FHA insurance relating to such Title I Mortgage Loan pledged hereunder to the Transferee.

7.      NEGATIVE COVENANTS.

        The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed, the Company shall not, either directly or indirectly, without the prior written consent of the Lender:

         7.1 Contingent Liabilities. Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         7.2 Sale or Pledge of Servicing Contracts. Sell, pledge or grant a security interest in any existing or future Servicing Contracts of the Company other than to the Lender, except as otherwise expressly permitted in this Agreement, or omit to take any action required to keep all such Servicing Contracts in full force and effect; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business; provided, if no Default or Event of Default has occurred and is continuing, the Company may sell, pledge or grant a security interest in such existing and future Servicing Contracts for the servicing of not in excess of twenty percent (20%) of the total dollar amount of the outstanding principal balances of all Mortgage Loans serviced by the Company.

        7.3 Merger; Sale of Assets; Acquisitions. Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets, or acquire any substantial part of the assets of another.

        7.4 Deferral of Subordinated Debt. Pay in advance of the stated maturity thereof any Subordinated Debt of the Company or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

        7.5 Loss of Eligibility. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.13 hereof.

        7.6 Debt to Tangible Net Worth Ratio. Permit the ratio of Debt (excluding, for this purpose only, Debt arising under the Hedging Arrangements, to the extent of assets arising under the same Hedging Arrangements) to Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to exceed 20 to 1.

        7.7 Minimum Tangible Net Worth. Permit Tangible Net Worth of the
Company (and its Subsidiaries, on a consolidated basis) at any time to be less than Seven Million Five Hundred Thousand Dollars ($7,500,000) plus sixty percent (60'i) of all equity contributions (including Debt converted to equity) made after the Closing Date.

        7.8 Acquisition of Recourse Servicing Contract. Acquire Servicing Contracts under which the Company is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

        7.9 Dividends. with the exception of dividends on the Special Preferred Stock (Northern California Division) and dividends on the Special Preferred Stock (SDI Mortgage Network Division), for each fiscal year, declare or pay dividends in excess of one hundred percent (100%) of the Company's net after tax income earned in any fiscal year as determined on a fiscal year-to-date basis, less dividends previously declared in such fiscal year. Any dividends declared must be paid by the end of the second quarter of the next succeeding fiscal year.

        7.10 Transactions with Affiliates. Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with or purchase or acquire assets from such Affiliates, or (d) pay management fees to or on behalf of such Affiliates.

        7.11 Acquisition of Recourse Servicer Contracts. Acquire Servicing Contracts under which the Company is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

        7.12 Gestation Facilities. Directly or indirectly sell or finance Pledged Mortgages under any Gestation Agreements.

        7.13 Special Negative Covenants Concerning Collateral.

             7.13(a) The Company shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

         7.13(b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

         7.13 (c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

         7.14 Sale or Finance of Mortgage Loan. Sell or finance Mortgage Loans under any other warehousing agreement except for an agreement with Superior Bank or Bank United of Texas, FS]3.

8. DEFAULTS; REMEDIES.

         8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default):

             8.1 (a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date; or failure to pay, within any applicable grace period, the principal or interest on any other indebtedness of the Company due the Lender; or

             8.1 (b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation within any period of grace provided; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of Fifty Thousand Dollars ($50,000) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

             8.1 (c) Failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.3, 6.12 and 6.13 or in any Section of Article 7 of this Agreement; or

             8.1 (d) Any of the Company's representations or warranties made or deemed made herein or in any other Loan Document (other than the representations and warranties set forth in Section 5.15 hereof), or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

             8.1 (e) The Company shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 8.1(a), 8.1(c) or 8.1(d) and such default shall not have been remedied or waived within thirty (30) days after the earliest of (i) receipt by the Company of Notice from the Lender of such default, (ii) receipt by the Lender of Notice from the Company of such default, or (iii) the date the Company should have notified the Lender of such default pursuant to Section 6.6(c); or

             8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company, any Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, or any Subsidiary of the Company now or hereafter in effect, which decree or order is not stayed; the Company, or any Subsidiary of the Company shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, or any Subsidiary of the Company has occurred; or any other similar relief shall be granted under any applicable federal or state law; or (2) the filing of an involuntary case in respect of the Company, or any Subsidiary of the Company under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or any Subsidiary of the Company or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Company, or any Subsidiary of the Company for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, or any

        Subsidiary of the Company, and the continuance of any such events in Subsection (2) above for sixty (60) days unless dismissed, bonded off or discharged; or

             8.1 (g) The Company, or any Subsidiary of the Company, shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, or any Subsidiary of the Company of any assignment for the benefit of creditors; or the inability or failure of the Company, or any Subsidiary of the Company, or the admission by the Company, or any Subsidiary of the Company in writing of its inability, to pay its debts as such debts become due; or

             8.1 (h) Failure of the Company to perform any contractual obligations which it may have to repurchase Mortgage Loans, if such obligations in the aggregate exceed Five Hundred Thousand Dollars ($500,000); or

             8.1 (i) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of Twenty-Five Thousand Dollars ($25,000) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

             8.1 (j) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

             8.1(k) Any Plan maintained by the Company or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than Twenty-Five Thousand Dollars ($25,000) (or in the case of a termination involving the Company or any of its

        Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

             8.1(1) The Company or any of its Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Twenty-Five Thousand Dollars ($25,000); or

             8.1(m) The Company shall purport to disavow its obligations hereunder, or shall contest the validity or enforceability hereof; or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

             8.1(n) There shall be a material adverse change in the financial condition, business or operations of the Company.

         8.2      Remedies.

             8.2 (a) Upon the occurrence of any Event of Default described in Sections 8.1(f) or 8.1(g), the Commitment shall be terminated and the unpaid principal amount of and accrued interest on the Note and all other Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

             8.2 (b) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(f) and 8. 1 (g), the Lender may, by Notice to the Company, terminate the Commitment and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

             8.2 (c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

             (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the obligations in any manner permitted by law or provided for hereunder.

             (2) Notify all obligors in respect of Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

             (3) Act, or contract with a third party to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Servicing Contracts and Purchase Commitments, such third party's fees to be paid by the Company.

             (4) Require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

             (5) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

             (6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

             (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Company not less than ten (10) days' notice of any such public sale or of the date after which any private sale may be held. The Company agrees that ten (10) days, notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the, time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge of and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

             (8) Proceed against the Company on the Note.

         8.2(d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of Collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

         8.2 (e) The Company acknowledges that Mortgage Loans and Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Company waives any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that the Lender may purchase any Pledged Mortgages or Pledged Securities at a private sale of such Collateral.

         8.2 (f) The Company specifically waives and releases (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

         8.2 (g) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

         8.2(h) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender:

         First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

         Second, to the payment of interest accrued and unpaid on the Note;

         Third, to the payment of any other Obligations due (other than principal and interest) under this Agreement and the Loan Documents;

         Fourth, to the payment of the outstanding principal balance of the Note; and

         Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations, the Company shall remain liable for any deficiency.

         8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

         8.5 Right of Set-Off. If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Lender shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit or the account of the Company against and on account of the obligations of the Company under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said obligations shall have matured.

9.      NOTICES.

               All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:


               if to the Company:   First Mortgage Network, Inc.
                                    8751 Broward Blvd., 5th Floor
                                    Plantation, FL 33324
                                    Attention:  Debbie Otto,
                                                Chief Financial Officer
                                    Telecopier No.: (305) 472-0800


               if to the Lender:    Residential Funding Corporation
                                    4800 Montgomery Lane, Suite 300
                                    Bethesda, Maryland 20814
                                    Attention: Jim Clapp, Director
                                    Telecopier No.: (301) 215-6288

10.      REIMBURSEMENT OF EXPENSES; INDEMNITY.

         The Company shall: (a) pay a documentation production fee of Three Thousand Five Hundred Dollars ($3,500) in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as the Lender may require and all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (c) indemnify, pay, and hold harmless the Lender and any holder of the Note from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless the Lender and any of its officers, directors, employees or agents and any subsequent holder of the Note (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Note, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities',); provided, however, that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Company contained in this Subsection (d) shall survive the expiration or termination of this Agreement and the payment in full of the Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.      FINANCIAL INFORMATION.

                All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

12.      MISCELLANEOUS.

                  12.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding hereunder or there remain any obligations to be paid or performed.

                  12.2 Assignment. This Agreement may not be assigned by the Company. This Agreement and the Note, along with the Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Lender, and any assignee thereof may enforce this Agreement, the Note and such security interest.

                  12.3 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

                  12.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

                  12.5 Participations. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

         12.6 Relationship of the Parties. This Agreement provides for the making of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

         12.7 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

         12.8 Operational Reviews. From time to time upon request, the Company shall permit the Lender or its representative access to its premises and records, for the purpose of conducting a review of the Company's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Company's business. -

         12.9 Consent to Credit References. The company hereby consents to the disclosure of information regarding the Company and its relationships with the Lender to Persons making credit inquiries to the Lender. This consent is revocable by the Company at any time upon Notice to the Lender as provided in
Section 9 hereof.

         12.10 Consent to Jurisdiction. The Company hereby agrees that any action or proceeding under the Loan Documents, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Lender. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in the Hennepin County State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Company hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         12.12 Entire Agreement. This Agreement, the Note and the other Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

         12.13 WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER EACH HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER AND THE COMPANY IS EACH HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE COMPANY AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR

         AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        FIRST MORTGAGE NETWORK, INC.,
                                        a Florida corporation


                                        By: /s/ Debra C. Otto
                                        ----------------------------------------
                                        Its: C.F.O




                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Jim Clapp
                                        ----------------------------------------
                                        Its: Director


STATE OF FLORIDA )
                 )    ss
COUNTY 0F BROWARD)


         On June 8, 1998 before me, a Notary Public, personally appeared Debra
C. Otto, the CFO of FIRST MORTGAGE NETWORK, INC., a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.


                                        /s/ Chris Anderson
                                        ----------------------------------------
                                        Notary Public
(SEAL)                                  My Commission Expires: _______________


                                                            OFFICIAL NOTARY SEAL
                                                                CHRIS ANDERSON
                                                              COMMISSION NUMBER
                                       63                          CC68529
                                                           MY COMMISSION EXPIRES
                                                                OCT. 28, 2001

STATE OF MARYLAND   )
                    )     SS
COUNTY OF MONTGOMERY)




         On June 15, 1998 before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


          WITNESS my hand and official seal.




                                    /s/ S. von dem Hagen
                                    ---------------------------------------
                                    Notary Public
     (SEAL)                         My Commission Expires:_________________



                                           STEPHANIE von dem HAGEN
                                       NOTARY PUBLIC STATE OF MARYLAND
                                    My Commission Expires October 15, 2001

                                                                           26(a)

                               FIRST AMENDMENT TO
                               ------------------
                           FIRST AMENDED AND RESTATED
                           --------------------------
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                    -----------------------------------------


         THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 30th day of June, 1998 by and between FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

        WHEREAS, the Company and the Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $45,000,000, to finance the origination and acquisition of Mortgage Loans as evidenced by a Promissory Note in the principal sum of $45,000,000, dated June 8, 1998 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated June 8, 1998, as the same may have been amended or supplemented (the "Agreement");

        WHEREAS, the Company has requested that the Lender temporarily increase the Commitment Amount and amend certain other terms of the Agreement and the Lender has agreed to such increase and amendment of the Agreement subject to the terms and conditions of this Amendment;

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

         2. The effective date ("Effective Date",) of this Amendment shall be July 1, 1998.

         3. Section 1.1 of the Agreement shall be amended to delete the definitions of "Commitment Amount, "Debt" and "Tangible Net Worth" in their entirety, replacing them with the following definitions:

            "Commitment Amount" means Forty-five Million Dollars ($45,000,000). Notwithstanding the foregoing, during the period from June 30, 1998 to and including August 31, 1998 the Commitment Amount shall be temporarily increased to $50,000,000. on the first Business Day following the expiration of the temporary increase of the Commitment Amount, the Company shall repay to the Lender the amount by which the outstanding Advances exceed the Commitment Amount.

         "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Subordinated Debt not due within one year of such date, and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

         "Tangible Net Worth" means with respect to any Person at any date, the excess of the total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.1(a)(5) hereof, plus that portion of Subordinated Debt not due within one year of such date, provided that, for purposes of this Agreement, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees" and other assets deemed unacceptable by the Lender in its sole discretion.

4. Section 2.1(b) of the Agreement is hereby amended by adding the following paragraph after Section 2.1(b)(10):

            (11) No Advance shall be made against a Mortgage Loan other than a Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

5. Section 2.3 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            2.3 Note. The Company's Obligations shall be evidenced by the First Amended and Restated Promissory Note (the "Note") substantially in the form of Exhibit A attached hereto. The terms "Promissory Note", "Note" or "Notes" shall include such Note and all extensions, renewals and modifications of such Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

         6. Exhibit A to the Agreement is deleted in its entirety and Exhibit A attached to this Amendment is substituted in lieu thereof. The Promissory Note is amended and restated in its entirety as set forth in the First Amended and Restated Promissory Note, in the form of Exhibit A attached to this Amendment. All references in this Amendment and in the Agreement to the Promissory Note shall be deemed to refer to the First Amended and Restated Promissory Note delivered in connection with this Amendment.

         7. Exhibit I-SF to the Agreement is deleted in its entirety and replaced with the new Exhibit I-SF attached to this Amendment. All references in this Amendment and the Agreement to Exhibit I-SF shall be deemed to refer to the new Exhibit I-SF.

         8. The Company shall deliver to the Lender (a) an executed original of this Amendment; (b) an executed original of the First Amended and Restated Promissory Note; (c) an executed Certificate of Secretary with corporate resolutions; and (d) a Three Hundred Fifty Dollar ($350) document production fee.

         9. The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

         10. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

         11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

                                             FIRST MORTGAGE NETWORK, INC..
                                             a Florida corporation


                                             By: /s/ Seth Werner
                                                 ---------------------------
                                             Its: Chairman & CEO
                                                 ----------------------------


                                             RESIDENTIAL FUNDING CORPORATION,
                                             a Delaware corporation


                                             By: /s/ Jim Clapp
                                                 ---------------------------
                                             Its: Director
                                                 ----------------------------



STATE OF Florida
         -------- )
                  )    ss
COUNTY OF Broward
          ------- )


         On July 1, 1998, before me, a Notary Public personally appeared SETH WERNER, the Chairman & CEO of FIRST MORTGAGE NETWORK, INC., a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed he instrument.

         WITNESS my hand and official seal.

                                             Chris Anderson
                                             -----------------------------------
                                             Notary Public
(SEAL)                                       My Commission Expires:
                                                                   -------------


                                             -----------------------------------
                                                          OFFICIAL NOTARY SEAL
                                                             Chris Anderson
                                                            COMMISSION NUMBER
                                                                CC685293
                                                          My Commission Expires
                                                             OCT. 28, 2001
                                             -----------------------------------

STATE OF Maryland
         ------------ )
                      )    ss
COUNTY OF Montgomery
          ----------- )


         On July 8, 1998, before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.


                                           /s/ Stephanie van dem HAGEN
                                           -------------------------------------
                                           Notary Public
(SEAL)                                     My Commission Expires:
                                                                 ---------------


                                                  Stephanie van dem HAGEN
                                              NOTARY PUBLIC STATE OF MARYLAND
                                          My Commission Expires October 15, 2001

                                                                           26(b)
                               SECOND AMENDMENT TO
                               -------------------
                            FIRST AMENDED AND RESTATED
                            -------------------------
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                    -----------------------------------------


         THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 31st day of July, 1998 by and between FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

        WHEREAS, the Company and the Lender have entered into a single family revolving warehouse facility with a present Commitment, Amount of $45,000,000, temporarily increased to $50,000,000, to finance the origination and acquisition of Mortgage Loans as evidenced by a First Amended and Restated Promissory Note in the principal sum of $50,000,000, dated as of June 30, 1998 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of June 8, 1998, as the same may have been amended or supplemented (the "Agreement"); and

         WHEREAS, the Company has requested that the Lender increase the Commitment Amount, and amend certain terms of the Agreement, and the Lender has agreed to such increase and amendment subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

         2. The effective date ("Effective Date",) of this Amendment shall be July 30, 1998.

         3. Section 1.1 of the Agreement is hereby amended to delete the definition of "Commitment Amount" in its entirety and to substitute the following in lieu thereof:

            "Commitment Amount" means $65,000,000.

         4. Section 7.6 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:


            7.6 Debt to Tangible Net Worth Ratio. Permit the ratio of Debt to Adjusted Tangible Net Worth of the

         Company (and its Subsidiaries, on a consolidated basis) at any time to exceed (i) from the Effective Date to and including December 30, 1998, 20 to 1; (ii) from December 31, 1998 to and including March 30, 1999, 18 to 1; (iii) from March 31, 1999, to and including June 29, 1999, 17 to 1; and (iv) from June 30, 1999 and thereafter, 16 to 1.

         5. The First Amended and Restated Warehousing Promissory Note is amended and restated in its entirety as set forth in the Second Amended and Restated Promissory Note, in the form of Exhibit A attached to this Amendment. All references in this Amendment and in the Agreement to the Promissory Note shall be deemed to refer to the Second Amended and Restated Promissory Note delivered in, connection with this Amendment.


         6. Exhibit I-SF to the Agreement is deleted in its entirety and replaced with the new Exhibit I-SF attached to this Amendment. All references in this Amendment and the Agreement to Exhibit I-SF shall be deemed to refer to the new Exhibit I-SF.

         7. The Company shall deliver to the Lender (a) an executed original of this Amendment; (b) an executed original of the Second Amended and Restated Promissory Note; (c) a Certificate of Secretary with Corporate Resolutions; and
(d) a $350 document production fee.

         8. The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

         9. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

         10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.


                                             FIRST MORTGAGE NETWORK, INC..
                                             a Florida corporation


                                             By: /s/ David Larson
                                                 ---------------------------
                                             Its: President
                                                 ----------------------------


                                             RESIDENTIAL FUNDING CORPORATION,
                                             a Delaware corporation


                                             By: /s/ Jim Clapp
                                                 ---------------------------
                                             Its: Director
                                                 ----------------------------



STATE OF Florida
         -------- )
                  )    ss
COUNTY OF Broward
          ------- )


         On August 4, 1998, before me, a Notary Public personally appeared David Larson, the President of FIRST MORTGAGE NETWORK, INC., a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed he instrument.

         WITNESS my hand and official seal.

                                             Chris Anderson
                                             -----------------------------------
                                             Notary Public
(SEAL)                                       My Commission Expires:
                                                                   -------------


                                             -----------------------------------
                                                          OFFICIAL NOTARY SEAL
                                                             Chris Anderson
                                                            COMMISSION NUMBER
                                                                CC685293
                                                          My Commission Expires
                                                             OCT. 28, 2001
                                             -----------------------------------

STATE OF Maryland
         ------------ )
                      )    ss
COUNTY OF Montgomery
          ----------- )


         On August 7, 1998, before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.


                                           /s/ Stephanie van dem HAGEN
                                           -------------------------------------
                                           Notary Public
(SEAL)                                     My Commission Expires:
                                                                 ---------------


                                                  Stephanie van dem HAGEN
                                              NOTARY PUBLIC STATE OF MARYLAND
                                          My Commission Expires October 15, 2001

                                                                           26(c)
                               THIRD AMENDMENT TO
                               ------------------
                           FIRST AMENDED AND RESTATED
                           --------------------------
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                    -----------------------------------------

         THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 29th day of December 1998, by and between FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

        WHEREAS, the Company and the Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $65,000,000, to finance the ' origination and acquisition of Mortgage Loans as evidenced by a Second Amended and Restated Promissory Note in the principal sum of $65,000,000, dated as of July 31, 1998 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of June 8, 1998, as the same may have been amended or supplemented (the "Agreement"); and

         WHEREAS, the Company has requested that the Lender temporarily increase the Commitment Amount and the Lender has agreed to such increase subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual Covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

         2. The effective date ("Effective Date") of this Amendment shall be Dec 29, 1998.

         3. Section 1.1 of the Agreement is hereby amended to delete the definition of "Commitment Amount" in its entirety and to substitute the following in lieu thereof:

            "Commitment Amount" means $65,000,000. Notwithstanding the foregoing, during the period from December 29, 1998 to and including January 31, 1999, the Commitment Amount shall be temporarily increased to $75,000,000. on the first Business Day following the expiration of the temporary increase of the Commitment Amount, the Company shall repay to the Lender the amount by which the outstanding Advances exceed the Commitment Amount.

         4. The Second Amended and Restated Promissory Note is amended and restated in its entirety as set forth in the Third Amended and Restated Promissory Note, in the form of Exhibit A attached to this Amendment. All references in this Amendment and in the Agreement to the Note shall be deemed to refer to the Third Amended and Restated Promissory Note delivered in connection with this Amendment.

         5. The Company shall deliver to the Lender (a) an executed original of this Amendment; (b) an executed original of the Third Amended and Restated Promissory Note; (c) a Certificate of Secretary with Corporate Resolutions; and
(d) a $350 document production fee.

         6 The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

         7. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

         8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.



                                             FIRST MORTGAGE NETWORK, INC.,
                                             a Florida corporation



                                             By: /s/ David Larson
                                                 ---------------------------
                                             Its: President
                                                 ----------------------------


                                             RESIDENTIAL FUNDING CORPORATION,
                                             a Delaware corporation


                                             By: /s/ Jim Clapp
                                                 ---------------------------
                                             Its: Director
                                                 ----------------------------



STATE OF
         ------------ )
                      )    ss
COUNTY OF
          ----------- )



         On December 29, 1998, before me, a Notary Public, personally appeared David Larson, the President of First Mortgage Network, Inc., a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.



                                          /s/ RICHARD H. WITHERSPOON
                                          -------------------------------------
                                          Notary Public
(SEAL)                                    My Commission Expires:10/25/02


                                          --------------------------------------
                                                  RICHARD H. WITHERSPOON
                                             Notary Public - State of Florida
                                            My Commission Expires Oct 25, 2002
                                                 Commission # CC 785934
                                          --------------------------------------

STATE OF Maryland
         ------------ )
                      )    ss
COUNTY OF Montgomery
          ----------- )


         On January 21, 1999, before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.


                                           /s/ Stephanie van dem HAGEN
                                           -------------------------------------
                                           Notary Public
(SEAL)                                     My Commission Expires:
                                                                 ---------------


                                                  Stephanie van dem HAGEN
                                              NOTARY PUBLIC STATE OF MARYLAND
                                          My Commission Expires October 15, 2001

                                                                           26(d)
                               FOURTH AMENDMENT TO
                               -------------------
                           FIRST AMENDED AND RESTATED
                           --------------------------
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                    -----------------------------------------


         THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 26th day of March 1999, by and between MORTGAGE.COM, INC., f/k/a FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

        WHEREAS, the Company and the Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $65,000,000, to finance the origination and acquisition of Mortgage Loans as evidenced by a Third Amended and Restated Promissory Note in the principal sum of $75,000,000 dated December 29, 1998 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated June 8, 1998, as the same may have been amended or supplemented (the "Agreement");

        WHEREAS, the Company has requested that the Lender temporarily increase the Commitment Amount, extend the period for which the Commitment under the Agreement has been made and amend certain other terms of the Agreement and the Lender has agreed to such increase, extension and amendment of the Agreement subject to the terms and conditions of this Amendment;

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

         2. The effective date ("Effective Date",) of this Amendment shall be March 30, 1999.

         3. Section 1.1 of the Agreement shall be amended by adding the following definitions in the appropriate alphabetical order:

            "Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

            "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

            "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

            "Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor thereto.

            "Year 2000 Problem" means the risk that computer applications may not be able to properly perform dat@6sensitive functions after December 31, 1999.

         4. Section 1.1 of the Agreement shall be amended to delete the definitions of "Commitment Amount," "Eligible Balances," "Fair Market Value," "Investor," "Mortgage-backed Securities," "Second Mortgage Loan" and "Tangible Net Worth" in their entirety, replacing them with the following definitions:

            "Commitment Amount" means $65,000,000. Notwithstanding the foregoing, during the period from the Effective Date to and including July 15, 1999, the Commitment Amount shall be temporarily increased to $75,000,000. On the first Business Day following the expiration of the temporary increase of the Commitment Amount, the Company shall repay to the Lender the amount by which the outstanding Advances exceed the Commitment Amount.

            "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification (on the basis of which an Agency Security is to be issued), (b) there exists a Purchase Commitment covering such Agency Security, and (c) such Agency Security will be delivered to the Lender.

            "Fair Market Value" means at any time for an Eligible Loan or the related Agency Security (if such Eligible Loan is to be used to back an Agency Security), (a) if such Eligible Loan or the related Agency Security is covered by a Purchase Commitment, the Committed Purchase Price, or (b) otherwise, the market price for such Mortgage Loan or Agency Security, determined by the Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as the Lender deems appropriate.

            "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution which is deemed acceptable by the Lender from time to time in its sole discretion with respect to a particular category of Pledged Mortgages.

            "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

            "Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

            "Tangible Net Worth" means with respect to any Person at any date, the excess of the total assets of such Person over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.1(a)(5) hereof, plus that portion of Subordinated Debt not due within one year of such date; provided that, for purposes of calculating Tangible Net Worth, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees," and other assets deemed unacceptable by the Lender in its sole discretion.

         5. The definition of "Maturity Date" in Section 1.1 of the Agreement shall be amended by inserting the date "July 15, 1999", in place of "May 31, 1999", wherever it appears in such definition.

         6. All references in the Agreement to "FNMA," "FHLMC" and "GNMA" are amended to be references to "Fannie Mae," "Freddie Mac" and "Ginnie Mae," respectively.

         7. Section 2.1(b)(10) of the Agreement is hereby deleted in its entirety and the following section is substituted in lieu thereof:


                         (10) [INTENTIONALLY OMITTED.]

         8. Sections 2.2 (b) and 2.2 (e) of the Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:

                  2.2(b) In the case of a Wet Settlement Advance, the Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender the documents set forth in Exhibit D-SF hereto. In the case of a Mortgage Loan financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents required to be delivered to the Lender pursuant to Exhibit D-SF within

             7 Business Days after the date of the Wet Settlement Advance relating thereto.

                  2.2 (e) To make an Advance, the Lender shall cause the
             Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account or the Check Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

         9. Section 2.4 of the Agreement shall be further amended by adding the following Section immediately after Section 2.4(f):

                  2.4 (g) The floating rates of interest provided for in this
             Agreement will be adjusted as of the effective date of each change in the applicable index. The Lender's determination of such rates as of any date of determination shall be conclusive and binding, absent manifest error.

         10. Sections 2.5(d)(4), (5) and (6) of the Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:

                       (4) For a Mortgage Loan covered by a Purchase Commitment
                  at the time pledged hereunder, 3 Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage is eligible for delivery 'to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                       (5) Upon sale or other disposition of the Pledged
                  Mortgage or, if a Pledged Mortgage is included in an Eligible Mortgage Pool, upon sale or other disposition of the related Agency Securities.

                       (6) [INTENTIONALLY OMITTED.]

         11. Section 2.10 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         2.10 Miscellaneous Charges. The Company agrees to reimburse the Lender for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service charges and Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

         12. Section 5.9 of the Agreement is hereby amended by adding the following sentence at the end thereof:

         No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

         13. Section 5 of the Agreement is further amended by adding the following new sections immediately after Section 5.16:

             5.17 No Adverse Selection. The Company has not selected the Collateral in a manner so as to affect adversely the Lender's interests.

             5.18 Year 2000 Compliance. The Company has conducted a comprehensive review and assessment of the Company's computer applications and made inquiry of the Company's key suppliers, vendors, customers, and Investors with respect to the Year 2000 Problem and, based on that review and inquiry, the Company does not believe the Year 2000 Problem will result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects, or ability to pay the Obligations.

         14. Sections 6.2(b) and (c) of the Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:

             6. 2 (b) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, statements of income, changes in stockholders' equity and cash flow of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion (which opinion shall not be qualified due to possible failure to take all appropriate steps to successfully address the Year 2000 Problem) in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the end of, add for, such year.

             6.2(c) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate substantially in the form of Exhibit I-SF hereto: (1) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of Sections 7.6, 7.7, 7.9 and 7.10 hereof as of the end of such month or year (or, if the Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company has taken, is taking or proposes to take with respect thereto); (2) certifying that the Company was, as of the end of the period, in compliance and in good standing with applicable HUD, Ginnie Mae, or Investor net worth requirements;
         (3) certifying that the representation set forth in Section 5.18 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Company has taken, is taking and proposes to take with request thereto, and (4) stating that the signe3@-t have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

         15. Section 8.1(n) of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  8.1 (n) A material adverse change occurs, or is reasonably likely to occur, in the business condition (financial or otherwise), operations, properties or prospects of the Company, or in the ability of the Company to repay the Obligations.

         16. Section 8.1 of the Agreement is further amended by adding the following immediately after Section 8.1(n):

                  8.1 (o) Any Lien for any taxes, assessments or other
             governmental charges (i) is filed against the Company or any of its property, or is otherwise enforced against the Company or any portion of the Collateral, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral.

         17. Section 8.2 (c) (5) of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

                  (5) Enter onto property where any Collateral or books and
             records relating thereto are located and take possession thereof with or without judicial process; and obtain access to the Company's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

         18. Section 8.2 of the Agreement shall be amended by adding the following section immediately after Section 8.2(h):

                  8.2(i) The Lender is hereby granted a license or other right to use, without charge, the Company's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Company's rights under all licenses and all other agreements related to the foregoing shall inure to the Lender's benefit until the Obligations are paid in full.

         19. Section 8.3 of the Agreement shall be amended by adding the following clause "Fifth," immediately after clause "Fourth:"

             Fifth, to any remaining obligations; and

         20. Section 9 of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

         9.  NOTICES.

             All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:

               if to the Company:    Mortgage.com, Inc.
                                     8751 Broward Blvd., 5th Floor
                                     Plantation, FL 33324
                                     Attention: Ed Johnson
                                                Chief Financial Officer
                                     Telecopier No.: (305) 472-0800

               if to the Lender:    Residential Funding Corporation
                                    4800 Montgomery Lane, Suite 300
                                    Bethesda, Maryland 20814,
                                    Attention: Jim Clapp, Director
                                    Telecopier No.: (301) 21,5-6288

         21. Exhibit D-SF to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit D-SF attached to this Amendment. All references in the Agreement to Exhibit D-SF shall be deemed to refer to the new Exhibit D-SF.

         22. Exhibit I-SF to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit I-SF attached to this Amendment. All references in the Agreement to Exhibit I-SF shall be deemed to refer to the new Exhibit I-SF.

         23. The Company shall deliver to the Lender (a) an executed original of this Amendment; (b) an executed Certificate of Secretary with corporate resolutions; (c) Amendment to Articles of Incorporation reflecting the Company's name change and (d) a $350 document production fee.

         24. The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

         25. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

         26. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.



                                            MORTGAGE.COM INC.
                                            f/k/a FIRST MORTGAGE NETWORK, INC.,
                                            a Florida Corporation


                                            By: /s/ Seth Werner
                                               ---------------------------------
                                            Its: Chairman/CEO
                                               ---------------------------------


                                            RESIDENTIAL FUNDING CORPORATION,
                                            a Delaware corporation


                                            By: /s/ Jim Clapp
                                               ---------------------------------
                                            Its: Director
                                               ---------------------------------

STATE OF Florida
         ------------)
                     )   ss
COUNTY OF Broward
          -----------)


         On March 31, 1999, before me, a Notary Public, personally appeared Seth Werner, the ____________ of MORTGAGE.COM, INC., f/k/a FIRST MORTGAGE NETWORK, INC., a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                           /s/ Chris Anderson
                                           -------------------------------------
                                           Notary Public
(SEAL)                                     My Commission Expires:
-----------------------------------                              ---------------
             OFFICIAL NOTARY SEAL
                Chris Anderson
               COMMISSION NUMBER
                   CC685293
             My Commission Expires
                OCT. 28, 2001
-----------------------------------



STATE OF MARYLAND
         --------------)
                       )     ss
COUNTY OF MONTGOMERY
          -------------)



         On April 23, 1999, before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         WITNESS my hand and official seal.


                                           /s/ Stephanie van dem HAGEN
                                           -------------------------------------
                                           Notary Public
(SEAL)                                     My Commission Expires:
                                                                 ---------------



                                                  Stephanie van dem HAGEN
                                              NOTARY PUBLIC STATE OF MARYLAND
                                          My Commission Expires October 15, 2001